Computershare

All correspondence to:
Computershare Investor Services PLC
The Pavilions
Bridgwater Road
Bristol BS99 6ZZ
Shareholder Helpline: 0370 703 6170
You can check your holding at
www.investorcentre.co.uk

MR A SAMPLE
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THE PAVILIONS
BRIDGWATER ROAD
BRISTOL
BS99 2GE

T00001

Shareholder Reference Number
C1111111111 M A L

ISIN	GB00BMFCDN80
Certificate Class	ORD
Broker Code	250
Location Code	C

Share Certificate - Ordinary Shares of £0.01 each

TC BIOPHARM

(A company incorporated under the Companies Act 2006 in Scotland with registered number SC713098)

Number of Shares **17000** Issued 27 September 2002

This is to certify that

MR A SAMPLE
MR B SAMPLE
MR C SAMPLE
MR D SAMPLE
MR E SAMPLE

is/are the Registered Holder(s) of seventeen thousand Ordinary Shares of £0.01 each, fully paid, in TC BioPharm (Holdings) Plc subject to the Articles of Association of the Company.

Given under the Company Seal


SECURITIES
TC
BioPharm
(Holdings)
Plc
TC BIOPHARM (HOLDINGS) PLC

Certificate Class ORD

Certificate No. 00032471

This certificate must be surrendered before any transfer of the whole or part of the shares herein mentioned can be registered. Registrar and Transfer Office: Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol BS99 6ZZ, Shareholder Helpline: 0370 703 6170. **You can check your holding at: www.investorcentre.co.uk**

SG160

001CS001_9999_CERT_SAMPLE/000001/000001/SG160/i